SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


              Date of Report:  April 25, 1994



                     UNOCAL CORPORATION

   (Exact name of registrant as specified in its charter)



     Delaware                       1-8483           95-3825062
     --------                       ------           ----------
(State or other jurisdiction of   (Commission     (I.R.S. Employer
incorporation or organization)     File Number)    Identification No.)




1201 West Fifth Street, Los Angeles, California    90017
- -----------------------------------------------    -----
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (213) 977-7600

Item 5.   Other Events


          On April 25, 1994, the following news release was issued:



                      UNOCAL POSTS $54 MILLION EARNINGS
                           FOR FIRST QUARTER 1994
                    ------------------------------------

     Los Angeles, April 25 -- Unocal Corporation today said its net earnings for the first quarter 1994 were $54 million, or 19 cents per common share. This compares with earnings of $11 million, or one cent per common share for the same period a year ago.
     Excluding the effect of special items (detailed in attached table), Unocal's earnings for the first quarter 1994 were $62 million, or 22 cents per common share, compared with $98 million, or 37 cents per common share the year before.
     Richard J. Stegemeier, Unocal chairman and chief executive officer, said the first quarter operating results reflected the steep decline in crude oil prices from a year ago, which were offset partially by increased natural gas revenues due to higher domestic prices and production.
     Special items in the first quarter included the proceeds from the settlement of the Mesa lawsuit arising from the takeover attempt in 1985 and various oil and gas asset sales. These gains were more than offset by the write down of investment and provisions for abandonment and remediation of the Guadalupe oil field on the central California coast and provisions for various legal issues. Earlier the company had announced that a charge would be taken in the first quarter to provide fully for abandonment and remediation of the Guadalupe field. This charge covers remediation and clean up efforts that are now under way at the field.
     "In the first quarter, we saw continued increases in Unocal's worldwide natural gas and crude oil production as a result of our accelerated development efforts," Stegemeier said. "Domestic natural gas production was 13 percent above the fourth quarter 1993. Foreign gas production was also above the fourth quarter 1993 level by 12 percent."
     The company said it expects total production of natural gas to average about 1,800 million cubic feet per day during the full-year 1994, up nearly 6 percent from the 1993 level. Total production should grow to almost 2,000 million cubic feet per day by 1996, driven by higher production from the Gulf of Mexico area and Thailand.

     Stegemeier also said that crude oil and condensate production has been more directly affected by the lower oil prices. He said if the West Texas Intermediate price remains in the $15 per barrel range, the company would expect oil production to remain at about the current level through 1996. If oil prices recover to $18 per barrel, however, Unocal's production could increase to 280,000 barrels per day by 1996, Stegemeier said.
     Cash flows from operations in the first quarter, before working capital changes, were $350 million, down slightly from $363 million last year. The effect of lower crude oil prices was largely offset by higher gas revenues and the Mesa lawsuit settlement.
     Stegemeier noted that Unocal's worldwide average crude oil sales price was $11.32 per barrel in the first quarter, down from $14.90 per barrel during the same period of 1993. The company's worldwide average natural gas sales price was $2.04 per thousand cubic feet (mcf), compared with $1.89 per mcf a year ago.
     First quarter revenues were $1.92 billion, down from $2.32 billion in 1993. The lower revenues were due to the sale of businesses in 1993 and the continuing phase out of Southeast U.S. retail gasoline marketing.
     Capital expenditures for the first quarter were $264 million, up from $192 million a year ago. The increase reflected Unocal's accelerated exploration and development program in Louisiana and Alaska's Cook Inlet, as well as refinery construction to prepare for manufacturing reformulated gasoline. Exploration and dry hole expense for the quarter totaled $49 million, up from $35 million in the first quarter 1993.

PETROLEUM EXPLORATION AND PRODUCTION
- ------------------------------------
     First quarter 1994 earnings from petroleum exploration and production totaled $71 million, compared with $142 million in 1993. Excluding special charges related to the Guadalupe oil field and gains from asset sales, petroleum exploration and production earnings were $87 million, compared with $120 million during the same period a year ago.
     The results reflected lower worldwide crude oil prices and higher domestic natural gas prices and production.
     Net worldwide crude oil and condensate production for the first quarter averaged 257,100 barrels per day, up from 252,900 barrels per day a year ago. First quarter daily worldwide natural gas production averaged 1,804 million cubic feet in 1994, up 10 percent from 1,637 million cubic feet in 1993.

REFINING, MARKETING AND TRANSPORTATION
- --------------------------------------
     First quarter earnings for Unocal's refining, marketing and transportation segment totaled $41 million, compared with $48 million in 1993. For the quarter, margins on refined product sales were slightly lower.

     In the first quarter, sales of petroleum products averaged 306,200 barrels per day, down from 379,900 barrels per day the previous year. The sale of the company's Auto/TruckStop system and the continuing phase out of Southeast U.S. retail gasoline marketing contributed to the lower product sales. However, the company's West Coast U.S. petroleum product sales volumes increased 7 percent to 240,000 barrels per day in the first quarter 1994, up from 224,200 barrels per day a year ago.

CHEMICALS
- ---------
     Unocal's chemicals segment recorded earnings in the first quarter of $9 million, compared with $12 million a year ago. The results reflected lower earnings from agricultural products.

GEOTHERMAL
- ----------
     First quarter 1994 geothermal earnings were $5 million, compared with $32 million a year ago. The 1993 first quarter included a $26 million gain from the sale of the company's Imperial Valley (California) geothermal assets and other geothermal exploration properties.

CORPORATE AND OTHER
- -------------------
     Net expense for corporate and other was $72 million in the first quarter 1994. This compares with $93 million in the same period in 1993. Adjusted for special items, net expense for corporate and other was $80 million in 1994, versus $89 million for the same period a year ago.
     The decrease reflected lower net interest expense and a reduction in administrative and general expense.



                                   UNOCAL CORPORATION
                        1994 EARNINGS PRESS RELEASE SUPPLEMENT
                         SPECIAL ADJUSTMENTS - CONSOLIDATED
                                     (UNAUDITED)
                                                                For the Three Months Ended
                                                                Mar. 31, 1994   Mar. 31, 1993
                                                                Dollars in Millions except
                                                                     per share amounts

 Reported Earnings                                                      $54              $11
 Less: Special items
    Cumulative effect of accounting changes
          - for postretirement health care costs (SFAS 106)               -             (121)
          - for postemployment benefits (SFAS 112)                        -               (9)
    Writedown of investment and provision for abandonment
        and remediation of the Guadalupe oil field                      (23)               -
    Litigation                                                          (17)              (1)
    MESA  settlement                                                     24                -
    Asset sales                                                           8               47
    Other                                                                 -               (3)
 ---------------------------------------------------------------------------------------------
      Total Special Items                                                (8)             (87)
 ---------------------------------------------------------------------------------------------
 Adjusted Earnings                                                       62               98
 Less: Dividends on preferred stock                                       9                9
 ----------------------------------------------------------------------------------------------
 Adjusted Earnings Applicable to Common Shares                          $53              $89
 -----------------------------------------------------------------------------------------------
 Adjusted Earnings per Common Share                                   $0.22            $0.37




                                UNOCAL CORPORATION
                      1994 EARNINGS PRESS RELEASE SUPPLEMENT
              SPECIAL  ADJUSTMENTS  ALLOCATED  BY  BUSINESS  SEGMENTS
                                    (UNAUDITED)

                                                                For the Three Months Ended
                                                                Mar. 31, 1994   Mar. 31, 1993
                                                                  Dollars in Millions except
                                                                     per share amounts
 U.S.  PETROLEUM  EXPLORATION  AND  PRODUCTION
 Reported Earnings                                                      $25              $87
 Less special items:
    Writedown of investment and provision for abandonment
        and remediation of the Guadalupe oil field                      (23)               -
    Asset sales                                                           7               22
 ---------------------------------------------------------------------------------------------
      Adjusted U.S. E&P Earnings                                        $41              $65
 ---------------------------------------------------------------------------------------------

 FOREIGN  PETROLEUM  EXPLORATION  AND  PRODUCTION
 Reported Earnings                                                      $46              $55
 ---------------------------------------------------------------------------------------------

 REFINING,  MARKETING  AND  TRANSPORTATION
 Reported Earnings                                                      $41              $48 *
 ----------------------------------------------------------------------------------------------

 CHEMICALS
 Reported Earnings                                                       $9              $12
 Less special items:
    Asset sales                                                           -               (1)
 ----------------------------------------------------------------------------------------------
      Adjusted Chemicals Earnings                                        $9              $13
 ----------------------------------------------------------------------------------------------

 GEOTHERMAL
 Reported Earnings                                                       $5              $32
 Less special items:
    Asset sales                                                           -               26
 ----------------------------------------------------------------------------------------------
      Adjusted Geothermal Earnings                                       $5               $6
 ----------------------------------------------------------------------------------------------

 CORPORATE  AND  OTHER
 Reported Earnings                                                     ($72)            ($93)
 Less special items:
    MESA  settlement                                                     24                -
    Litigation                                                          (17)              (1)
    Asset sales                                                           1                -
    Other                                                                 -               (3)

      Adjusted Corporate and Other                                     ($80)            ($89)
 ---------------------------------------------------------------------------------------------
 Total Adjusted Earnings                                                $62              $98
 Less: Dividends on preferred stock                                       9                9
 ----------------------------------------------------------------------------------------------
 Adjusted Earnings Applicable to Common Shares                          $53              $89
 -----------------------------------------------------------------------------------------------
 Adjusted Earnings per Common Share                                   $0.22            $0.37

 *  Restated for the transfer of certain expense to Corporate and Other.




  NEWS RELEASE                   UNOCAL CORPORATION

  FINANCIAL DATA
  (UNAUDITED)

                                                                         For the Three Months
                                                                           Ended March 31
                                                                           1994        1993
  Dollars in millions except per share amounts
  ---------------------------------------------------------------------------------------------
  Total revenues (a)                                                     $1,916      $2,318
  Costs and other deductions (a)                                          1,811       2,068
  ---------------------------------------------------------------------------------------------
  Earnings before income taxes                                              105         250
  Income taxes                                                               51         109
  ---------------------------------------------------------------------------------------------
  Earnings before cumulative effect of accounting changes                    54         141
  Cumulative effect of accounting changes                                     -        (130)
  ---------------------------------------------------------------------------------------------
  Net earnings                                                              $54         $11
  Dividends on preferred stock                                                9           9
  ---------------------------------------------------------------------------------------------
  Net earnings applicable to common shares                                  $45          $2


  Earnings per common share: (b)
      Before cumulative effect of accounting changes                      $0.19       $0.55
      Cumulative effect of accounting changes                                 -       (0.54)
      -----------------------------------------------------------------------------------------
      Net earnings                                                        $0.19       $0.01

   (a) Includes consumer excise taxes of                                   $222        $237
   (b) Based on weighted average common shares outstanding (in millions)    242         241



  NET EARNINGS BY BUSINESS SEGMENT
  (UNAUDITED)

                                                                         For the Three Months
                                                                            Ended March 31
                                                                           1994       1993
                 1994        1993
  Millions of dollars
  ---------------------------------------------------------------------------------------------
  Petroleum
      Exploration and Production
       United States                                                        $25         $87
       Foreign                                                               46          55
      Refining, Marketing and Transportation (a)                             41          48 (d)
  Chemicals                                                                   9          12
  Geothermal                                                                  5          32
  Corporate and Other (b) (c)                                               (72)        (93)
  ---------------------------------------------------------------------------------------------
          Sub-total                                                          54         141
  Cumulative effect of accounting changes                                     -        (130)
  ---------------------------------------------------------------------------------------------
          Total                                                             $54         $11


  (a) Includes equity in earnings of affiliates (after-tax) of              $15         $13
  (b) Includes net interest expense (after-tax) of                         ($46)       ($52)
  (c) Includes minerals and real estate operations.
  (d) Restated for the transfer of certain expense to Corporate and Other




  NEWS RELEASE                                                   UNOCAL CORPORATION

  OPERATING HIGHLIGHTS
  (UNAUDITED)


                                                                           For the Three Months
                                                                              Ended March 31
                                                                             1994          1993
  Net daily production (a)
      Crude oil and condensate (thousand barrels):
                United States                                               141.9         152.5
                Foreign:
                     Thailand                                                15.4          19.2
                     Indonesia                                               61.9          49.8
                     Canada                                                  16.6          18.5
                     Other                                                   21.3          12.9
                                                                            ---------------------
               Total Foreign                                                115.2         100.4
  -----------------------------------------------------------------------------------------------
          Worldwide                                                         257.1         252.9

      Natural gas (million cubic feet):
                United States                                               1,118           929
                Foreign:
                     Thailand                                                 422           532
                     Indonesia                                                167           109
                     Canada                                                    93            61
                     Other                                                      4             6
                                                                              -------------------
               Total Foreign                                                  686           708
    ---------------------------------------------------------------------------------------------
          Worldwide                                                         1,804         1,637


      Natural gas liquids (thousand barrels)                                 19.4          19.9

      Geothermal (million kilowatt-hours)                                    19.6          22.1


  Average sales prices
      Crude oil and condensate (per barrel):
                United States                                              $10.48        $14.38
                Foreign:
                     Thailand                                              $13.35        $17.35
                     Indonesia                                             $13.06        $15.58
                     Canada                                                $11.44        $14.86
                     Other                                                 $12.71        $16.59
               Total Foreign                                               $12.72        $16.01

   -----------------------------------------------------------------------------------------------
          Worldwide                                                        $11.32        $14.90

      Natural gas (per mcf):
                United States                                               $2.08         $1.82
                Foreign:
                     Thailand                                               $2.10         $2.08
                     Indonesia                                              $1.68         $2.05
                     Canada                                                 $1.77         $1.46
                     Other                                                  $2.13         $2.42
               Total Foreign                                                $1.97         $1.96

   -----------------------------------------------------------------------------------------------
          Worldwide                                                         $2.04         $1.89



  (a) Includes net profits type agreements on a gross basis.





  NEWS RELEASE                                                   UNOCAL CORPORATION

  OPERATING HIGHLIGHTS
  (UNAUDITED)


                                                                             For the Three Months
                                                                                Ended March 31
                                                                             1994          1993

  Input to crude oil processing units (thousand barrels daily) (a)          294.2         279.4

  Sales of petroleum products (thousand barrels daily) (a)                  306.2         379.9

  Capital expenditures (millions of dollars)                                  264           192

  Exploration expense (millions of dollars)                                    25            27

  Dry hole costs (millions of dollars)
      United States                                                            15             5
      Foreign                                                                   9             3
                                                                              --------------------
               Total                                                           24             8

  Depreciation, Depletion & Amortization                                      272           234

  Cash flows from operating activities (millions of dollars)
      Excluding working capital changes                                       350           363
      Including working capital changes                                       288           305

  Pretax proceeds from asset sales (millions of dollars)                       38           320




  (a) Includes the company's 50% equity portion of The UNO-VEN Company.


                         SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)







                                 by:  CHARLES S. MCDOWELL
                                      -------------------
                                      (Charles S. McDowell,
                                      Vice President and Comptroller)










Dated:  April 25, 1994
- ----------------------

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